Exhibit 10.5

Spousal Consent Letter

I, Zhangqing Wu (ID Card No.: [***]), am the legal spouse of Bing Xiao (ID Card No.: [***]). I hereby unconditionally and irrevocably agree with Bing Xiao to sign the following documents (collectively, the “Transaction Documents”, for the avoidance of doubt, including the equity option agreement, the shareholders’ agreement, the amended Articles of Association and other relevant documents for the purpose of carrying out the proposed transaction in the Transaction Documents) and agree to dispose of the equity interests of Bing Xiao in Shanghai Qingke E-commerce Co., Ltd. (the “Company”) registered under his name in accordance with the following (as amended from time to time) transaction documents:

1. Exclusive Option Agreement signed between Bing Xiao, the Company, Shanghai Qingke Investment Consulting Co., Ltd. (hereinafter referred to as the “WFOE”) and other shareholders of the Company on April 21, 2015;

2. Equity Pledge Agreement signed between Bing Xiao, the Company, the WFOE and other shareholders of the Company on April 21, 2015;

3. Shareholder Voting Proxy Agreement signed between Bing Xiao, the Company, the WFOE and other shareholders of the Company on April 21, 2015;

4. Power of Attorney signed by Bing Xiao on April 21, 2015;

I undertake not to put forward any claims on the company equity held by Bing Xiao. I further confirm that his performance of the Transaction Documents (as amended from time to time) and further modification or termination of the Transaction Documents do not require my separate authorization or consent. I undertake that I will execute all necessary documents and take all necessary action to ensure that the Transaction Documents (as amended from time to time) are properly executed.

I agree and undertake that if for any reason I acquire any equity interest in the Company held by Bing Xiao, I shall be bound by the Transaction Documents (as amended from time to time) and shall comply with my obligations as a shareholder of the Company under the Transaction Documents (as amended from time to time). For this purpose, if required by the WFOE, I shall sign a series of written documents in the format and content essentially identical to the (as amended from time to time) trading document.

No matter what happens, I will not make any request or take any action that is inconsistent with the content of the Transaction Documents.

(No Body Text Below)

(This is the signature page of the Spousal Consent Letter only)

Signature: /s/ Zhangqing Wu

Date: April 14, 2015